EXHIBIT 3.(ii).3

                      *Trademark/Service Mark Application*

                      *To the Commissioner for Trademarks*


 APPLICANT INFORMATION
 ---------------------
 NAME                    Pop Starz, Inc.
 STREET                  2500 N Military Trail #225
 CITY                    Boca Raton
 STATE                   FL
 COUNTRY                 USA
 ZIP/POSTAL CODE         33431
 TELEPHONE NUMBER        561.997.1188


 APPLICANT ENTITY INFORMATION
 ----------------------------
 CORPORATION: STATE/COUNTRY OF INCORPORATION         Florida

 TRADEMARK/SERVICEMARK INFORMATION
 ---------------------------------
 MARK        POPSTARZ

 TYPED FORM   Yes
 ----------

 Applicant requests registration of the above-identified trademark/service mark in the United States Patent and Trademark Office on the Principal Register established by the Act of July 5, 1946 (15 U.S.C. 1051 et seq.,as amended.

 BASIS FOR FILING AND GOODS/SERVICES INFORMATION USE IN COMMERCE:
 ---------------------------------------------------------------
 SECTION 1(a) Yes

 Applicant is using or is using through a related company the mark in commerce on or in connection with the below-indentified goods/services. (15 U.S.C. ss.1051(a), as amended. Applicant attaches on SPECIMEN for each class showing the mark as used in commerce on or in connection with any item in the class of listed goods and/or services. INTERNATIONAL CLASS NUMBER 041 LISTING OF GOODS AND/OR SERVICES Education and training: namely-conducting training and courses in the field of drama, modeling, dance, and acting FIRST USE ANYWHERE DATE 02/22/2002 FIRST USE IN COMMERCE DATE 02/22/2002

 FEE INFORMATION
 ---------------
 TOTAL FEES PAID         325
 NUMBER OF CLASSES       PAID     1
 NUMBER OF CLASSES       1

 LAW OFFICE INFORMATION

 E-MAIL ADDRESS FOR CORRESPONDENCE  N/A
 ---------------------------------

 SIGNATURE AND OTHER INFORMATION
 -------------------------------

 PTO-Application Declaration: The undersigned, being hereby warned that willful false statements and the like so made are punishable by fine or imprisonment, or both, under 18 U.S.C. ss.1001, and that such willful false statements may jeopardize the validity of the application or any resulting registration, declares that he/she is properly authorized to execute this application on behalf of the applicant; he/she believes the applicant to be the owner of the trademark/service mark sought to be registered, or, if the application is being filed under 15 U.S.C. ss.1051(b), he/she believes applicant to be entitled to use such mark in commerce; to the best of his/her knowledge and belief no other person, firm, corporation, or association has the right to use the mark in commerce, either in the identical form thereof or in such near resemblance thereto as to be likely, when used on or in connection with the goods/services of such other person, to cause confusion, or to cause mistake, or to deceive; and that all statements made of his/her own knowledge are true; and that all statements made on information and belief are believed to be true.

 SIGNATURE /s/ Michelle Tucker /s/   *please sign here*

 DATE    April 2, 2002
 NAME    Michelle Tucker

 The information collected on this form allows the PTO to determine whether a mark may be registered on the Principal or Supplemental register, and provides notice of an applicant's claim of ownership of the mark, Responses to the request for information are required to obtain the benefit of a registration on the Principal of Supplemental register. 15 U.S.C. ss.1051 et seq. and 37 C.F.R.
 Part 2, All information collected will be made public. Gathering and providing the information will require an estimated 12 or 18minutes (depending if the application is based on an intent to complete this form, and/or suggestions for reducing this burden to the Chief Information Officer, U.S. Patent and Trademark Office, U.S. Department of Commerce, Washington D.C. 20231. Please note that the PTO may not conduct or sponsor a collection of information using a form that does not display a valid OMB control number.

 Drawing page
 Date/Time Stamp: Tuesday, 04-02-2002 11:00:34 EST

 Applicant:

 Pop Starz, Inc.
 2500 N Military Trail #225
 Boca Raton,   FL 33431
 USA

 Date of First Use Anywhere:    02/22/2002
 Date of First Use In Commerce: 02/22/2002

 Goods and Services:

 Education and training:

 namely-conducting training and courses in the field of drama, modeling, dance, and acting

 Mark
                                     POP STARZ

WORD MARK             POP STARZ

GOODS AND SERVICES    IC 041. US 100 101 107. G & S: Education and training;
                      namely-conducting training and courses in the field of drama, modeling, dance, and acting. FIRST USE: 20020222.
                      FIRST USE IN COMMERCE: 20020222

MARK DRAWING CODE     (1) TYPED DRAWING

SERIAL NUMBER         76398500

FILING DATE           April 22, 2002

CURRENT FILING BASIS  1A

ORIGINAL FILING BASIS 1A

PUBLISHED FOR         November 12, 2002

OPPOSITION

REGISTRATION NUMBER   2683383

REGISTRATION DATE     February 4, 2003

OWNER (REGISTRANT) Pop Starz, Inc. CORPORATION FLORIDA 2500 N Military Trail #225 Boca Raton FLORIDA 33431

TYPE OF MARK          SERVICE MARK

REGISTER              PRINCIPAL

LIVE/DEAD INDICATOR   LIVE